DBD Orders VoiceMAX for their WiMAX Network Airspan and DBD successfully resolve outstanding contractual issues
Boca Raton, Florida, April 15, 2008 - Airspan Networks Inc. (Nasdaq: AIRN), a leading worldwide provider of WiMAX broadband wireless access networks, announced today that its customer Deutsche Breitband Dienste GmbH ("DBD") of Germany has purchased Airspan’s class leading VoiceMAX voice over IP solution. Airspan and DBD have also reached agreement on all outstanding contractual issues.

VoiceMAX, Airspan’s state of the art voice processing technology is operational on DBD’s WIMAX network. Voice services, over the network supplied by Airspan, is an important part of the total customer solution currently delivered to DBD’s customer base.

In addition, DBD and Airspan have resolved their outstanding contractual issues and Airspan will receive the outstanding contractual payments by April 30, 2008.

“We are satisfied at reaching this resolution with this important customer," said David Brant, CFO of Airspan. “This agreement positively positions both parties for the future and puts the contractual issues behind us. We look forward to continuing to work with DBD in supporting their plans for continued success with their WiMAX network.”

About Airspan Networks Inc.

Airspan is the industry’s leading WiMAX pure player, ranked #1 for IEEE802.16-2004 WiMAX revenue in 2007 and has now been selected for some of the world’s largest mobile WiMAX deployments. With direct sales offices throughout Asia, EMEA and the Americas, a worldwide network of resellers and agents, and partnership alliances with major OEMs, Airspan boasts over 100 commercial WiMAX deployments worldwide. www.airspan.com.

About DBD Deutsche Breitband Dienste GmbH ("DBD")

DBD Deutsche Breitband Dienste GmbH is a telecommunications company operating across Germany. As a pioneer of the WiMAX wireless broadband access technology, DBD provides residential customers and SMEs with easy-to-use and inexpensive high-speed wireless Internet access and voice services. Supported by its strategic investor Intel, DBD operates wireless networks in both metropolitan areas (under the MAXXonair brand) and rural areas (under the DSLonair brand) across Germany. The company was founded in August 2003 and its headquarters are located in Heidelberg, Germany. More information on DBD's technology and services is available at www.MAXXonair.de and www.DSLonair.de.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

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For Investor Relations and Media Inquiries, contact:

David Brant
Senior Vice President & Chief Financial Officer
Airspan Networks Inc.
Tel: +1 561 893-8650
Fax: +1 561 893-8681
Email: dbrant@airspan.com

Charlotte Laurent-Ottomane
Investor Relations
Email: clottomane@airspan.com
Tel. +561 395 4581